ARC Group Worldwide, Inc 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: OCTOBER 8, 2013

CONTACT: Mark Jeske, Investor Relations

PHONE: (303) 467-5236

ARC GROUP WORLDWIDE, INC. ANNOUNCES NEW CHIEF FINANCIAL OFFICER

DELAND, FLORIDA, October 8, 2013 - ARC Group Worldwide, Inc. (NASDAQ Capital Market: ARCW; the “Company” or “ARC”) announced the appointment of Mr. Drew M. Kelley as the new Chief Financial Officer, replacing Norma Caceres.  Ms. Caceres will continue in a leadership capacity in the finance and accounting department of the QMT Metal Injection Molding (“MIM”) businesses.

Commenting on the changes, Mr. Jason Young, Chairman and CEO said, "We thank Ms. Caceres for her service as CFO of ARC as we transitioned the business.” He further added, “We are very pleased to welcome Mr. Kelley to ARC.  Mr. Kelley has an excellent corporate finance and capital markets background, having worked in leadership roles at several major Wall Street investment banks. His background will be instrumental as we utilize acquisitions and capital markets to fuel part of our future growth. We feel fortunate to have Drew join us at this stage and look forward to his role in helping us build ARC.”

Mr. Kelley is an accomplished investment banker and equity research analyst. He brings a wealth of experience in equity & debt placements, mergers & acquisitions and strategic advisory. Mr. Kelley was most recently a Senior Vice President at Jefferies LLC, a major Wall Street investment bank. Prior to Jefferies, he held investment banking and equity research posts at Bear, Stearns & Co. Inc. and Merrill Lynch & Co. Mr. Kelley holds a B.A. in Business-Economics with a Minor in Accounting from UCLA.

About ARC Group Worldwide, Inc.

ARC (www.arcgroupworldwide.net), through its operating subsidiaries AFT, AFT-H (www.aftmim.com), QMT (www.quadrantmetals.com), ARC Wireless LLC, and ARC Wireless Ltd. (www.antennas.com), is a global diversified manufacturer, active in MIM, specialty hermetic seals, flanges and wireless equipment. Quadrant Metals Technologies LLC (“QMT”) is a holding company that owns a majority interest in multiple manufacturing businesses (FloMet LLC www.flomet.com, Tekna Seal LLC www.teknaseal.com and General Flange & Forge LLC www.generalflange.com). ARC’s mission is to bring innovation and technology to manufacturing. ARC is focused on running both a global manufacturing supply chain, as well as helping fuel the resurgence of manufacturing in the United States.

ARC’s MIM business is the unequivocal world leader in its market category. ARC is focused on continuing to grow its MIM business as well as strengthen its market position in its core manufacturing businesses in Glass-to-Metal Seals, flanges, fittings and wireless equipment.  The Company focuses on utilizing technology and innovation, such as, automation, robotics and 3D printing in order to help achieve its goals. ARC also seeks out vertical and horizontal acquisitions in order to bolster its market position.  In addition to making acquisitions that are strategic to ARC’s core business, the Company evaluates new manufacturing niches that fit into its broader objectives.

IMPORTANT INFORMATION

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC and QMT’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans and integration efforts related to the recent transactions, pro-forma statements and financial projections, ARC and QMT’s ability to expand its services and realize growth and efficiencies through the acquisitions discussed herein, merger-related expenses and the impact of the transaction on ARC’s earnings, market share and capital position. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, such as ARC’s ability to integrate QMT and AFT as planned and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially. Neither ARC nor QMT nor AFT undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ending June 30, 2013.